Exhibit 99
                                                                      ----------

For Release July 28, 2004                                  Contact:
4:01 pm                                                    Richard F. Latour
                                                           President and CEO
                                                           Tel: 781-994-4800


                      MicroFinancial Incorporated Announces
                           Second Quarter 2004 Results


Woburn, MA-- July 28, 2004-- MicroFinancial Incorporated (NYSE-MFI), announced today its financial results for the second quarter and the six months ended June 30, 2004.

Second quarter revenue for the period ended June 30, 2004, was $15.8 million compared to $24.0 million for the same period last year. The reduction in revenues is attributable to the decrease in the size of the Company's portfolio of leases, rentals and service contracts. The reduction in revenues is directly related to the Company's suspension of virtually all originations beyond October 2002.

The net loss for the quarter was $5.9 million, or ($0.45) per share on 13,182,666 shares as compared with a net loss of $3.7 million or ($0.29) per share in the prior year's second quarter. The net loss is primarily the result of a 61.4% decline in lease and loan revenues to $3.2 million, a 33.0% decline in service contracts to $1.6 million, and a 44.3% decrease in service fees and other to $1.8 million as compared to the same period last year. Other components of revenue declined by 8.5% to $9.2 million.

Total operating expenses for the quarter declined approximately 15.3% to $25.6 million as compared to the same period in 2003. Interest expense declined 71.5% to $0.6 million as a result of lower debt balances of approximately $95.2 million. Selling, general and administrative expenses decreased 21.4% to $6.8 million for the second quarter ended June 30, 2003, versus $8.7 million for the same period last year. The decrease was attributable to reductions in personnel related expenses of approximately $0.7 million, a $0.4 million reduction in sales program costs, a $0.5 million reduction in professional and legal fees, and a $0.1 million reduction in cost of goods sold. The provision for credit losses decreased 7.0% to $14.2 million for the quarter ended June 30, 2004 from $15.2 million for the same period last year, while net charge offs decreased to $19.7 million. Past due balances greater than 31 days delinquent at June 30, 2004 decreased to 17.7% from 19.2% last quarter. Total cash received from customers for the quarter decreased 10.7% to $22.5 compared to $25.2 million for the previous quarter. During the quarter the Company repaid $15.1 million on its senior credit facility and securitized debt.

Richard Latour, President and Chief Executive Officer stated, "I am pleased that the collections from our existing portfolio remained strong in the second quarter. The Company's ongoing strategy of driving down expenses while maximizing collections continued."

The Company remains in full compliance with the terms and conditions of its securitizations and senior credit facility. The Company operates within all delinquency and charge-off covenants and has made or exceeded all scheduled payments on these debt instruments in a timely manner. During the quarter, MicroFinancial's successful collections efforts allowed the Company to reduce its bank debt by $14.4 million to $26.1 million. The Company also made its final payment on the securitized debt.

Year to date revenues for the period ended June 30, 2004 decreased 31.8% to $33.8 million compared to $49.5 million during the same period in 2003. The reduction in revenues is directly related to the Company's decision to suspend funding virtually all originations since October 2002 as a result of its Lenders' decision not to renew the revolving credit facility on September 30, 2002.

The net loss year to date ending June 30, 2004 was $10.6 million versus a net loss of $4.5 million for the same period last year. Net loss per share year to date was ($0.80) on 13,181,107 shares.

Total operating expenses for the six months ended June 30, 2004 were $51.4 million compared to $57.0 million in 2003. Interest expense declined 69.5% to $1.5 million as a result of lower average debt balances of approximately $101.3 million. Selling, general and administrative expenses decreased 20.8% to $14.1 million for the six months ended June 30, 2004 versus $17.8 million for the same period last year. The decrease was driven by a reduction in personnel related expenses of approximately $1.7 million, a $0.8 million reduction in professional fees and legal costs, a $0.8 million reduction in sales program expenses, and a reduction in facilities expenses of $0.8 million. The Company's headcount at June 30, 2004 was 120, down from 159 from the same period last year. The provision for credit losses increased 5.9% to $27.6 million for the six months ended June 30, 2004 from $26.1 million for the same period last year. Year to date net charge-offs increased to $39.3 million from $36.2 million for the same period last year, and the Company repaid $32.5 million on its senior credit facility and securitizations for the six months ended June 30, 2004.

MicroFinancial Incorporated continues to operate without the use of gain on sale
accounting   treatment  and  a  balance  sheet  with  total   liabilities   less
subordinated debt to total equity plus subordinated debt of 0.6 to 1.

Mr. Latour concluded, "MicroFinancial's capital structure and cash flow remain strong. Although no new originations occurred during the second quarter, the closing of a new $10 million credit facility in June has allowed the Company to begin the process of signing new vendors and processing lease applications. We continue to seek various financing, restructuring and strategic alternatives that will enable the Company to strengthen its position in the leasing market."

                           MICROFINANCIAL INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                 December 31,    June 30,
                                                                                -------------  ----------
                                                                                    2003          2004
                                                                                    ----          ----
                                                          ASSETS
Net investment in leases and loans:
     Receivables due in installments                                              $ 175,788    $ 113,681
     Estimated residual value                                                        19,110       12,788
     Initial direct costs                                                             1,804          930
     Less:
        Advance lease payments and deposits                                             (37)         (30)
        Unearned income                                                             (23,729)     (12,279)
        Allowance for credit losses                                                 (43,011)     (31,256)
                                                                                  ---------    ---------
Net investment in leases and loans                                                $ 129,925    $  83,834
Investment in service contracts                                                       8,844        6,679
Cash and cash equivalents                                                             6,533        7,370
Restricted cash                                                                       2,376        1,278
Property and equipment, net                                                           5,844        4,308
Other assets                                                                          2,892        2,983
                                                                                  ---------    ---------
          Total assets                                                            $ 156,414    $ 106,452
                                                                                  =========    =========

                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable                                                                     $  58,843    $  26,249
Subordinated notes payable                                                            3,262        4,374
Capitalized lease obligations                                                           209          121
Accounts payable                                                                      3,186        3,033
Other liabilities                                                                     4,104        2,914
Income taxes payable                                                                  7,789        7,818
Deferred income taxes payable                                                         7,755          710
                                                                                  ---------    ---------
          Total liabilities                                                          85,148       45,219
                                                                                  ---------    ---------
Stockholders' equity:
     Preferred stock, $.01 par value; 5,000,000 shares authorized;
        no shares issued at 12/31/03 and 6/30/04                                        -            -
     Common stock, $.01 par value; 25,000,000 shares authorized;
        13,410,646 shares issued at 12/31/03 and 6/30/04, respectively                  134          134
     Additional paid-in capital                                                      44,245       44,769
     Retained earnings                                                               29,402       18,836
     Treasury stock, at cost (234,230 shares at 12/31/03 and 6/30/04)                (2,515)      (2,447)
     Unearned compensation                                                              -            (59)
                                                                                  ---------    ---------
          Total stockholders' equity                                                 71,266       61,233
                                                                                  ---------    ---------
          Total liabilities and stockholders' equity                              $ 156,414    $ 106,452
                                                                                  =========    =========

                           MICROFINANCIAL  INCORPORATED  CONDENSED  CONSOLIDATED
                 STATEMENTS OF OPERATIONS (In thousands, except share and per share data)


                                                 For the three months ended
                                                          June 30,
                                                 ----------------------------
                                                      2003          2004
                                                      ----          ----

Revenues:
     Income on financing leases and loans      $      8,378    $      3,235
     Income on service contracts                      2,334           1,563
     Rental income                                    8,627           8,164
     Loss and damage waiver fees                      1,423           1,035
     Service fees and other                           3,201           1,784
                                               ----------------------------
             Total revenues                          23,964          15,782
                                               ----------------------------

Expenses:
     Selling general and administrative               8,709           6,845
     Provision for credit losses                     15,249          14,181
     Depreciation and amortization                    4,087           3,936
     Interest                                         2,145             611
                                               ----------------------------
             Total expenses                          30,190          25,573
                                               ----------------------------

Loss before benefit for income taxes                 (6,226)         (9,791)
Benefit for income taxes                             (2,490)         (3,917)
                                               ----------------------------
Net loss                                       ($     3,736)   ($     5,874)
                                               ============================
Net loss per common share - basic              ($      0.29)   ($      0.45)
                                               ============================
Net loss per common share - diluted            ($      0.29)   ($      0.45)
                                               ============================

Weighted-average shares used to compute:
          Basic net income per share             12,917,752      13,182,666
                                               ----------------------------
          Fully diluted net income per share     12,917,752      13,182,666
                                               ----------------------------

                                                  For the six months ended
                                                           June 30,
                                                 ---------------------------
                                                     2003          2004
                                                     ----          ----

Revenues:
     Income on financing leases and loans       $     18,199    $      7,402
     Income on service contracts                       4,586           3,294
     Rental income                                    17,175          16,629
     Loss and damage waiver fees                       2,906           2,166
     Service fees and other                            6,670           4,299
                                                ----------------------------
             Total revenues                           49,535          33,790
                                                ----------------------------

Expenses:
     Selling general and administrative               17,841          14,124
     Provision for credit losses                      26,048          27,589
     Depreciation and amortization                     8,357           8,230
     Interest                                          4,774           1,457
                                                ----------------------------
             Total expenses                           57,020          51,401
                                                ----------------------------

Loss before benefit for income taxes                  (7,485)        (17,611)
Benefit for income taxes                              (2,994)         (7,045)
                                                ----------------------------

Net loss                                        ($     4,491)   ($    10,566)
                                                ============================

Net loss per common share - basic               ($      0.35)   ($      0.80)
                                                ============================

Net loss per common share - diluted             ($      0.35)   ($      0.80)
                                                ============================

Weighted-average shares used to compute:
          Basic net income per share              12,917,752      13,181,107
                                                ----------------------------
          Fully diluted net income per share      12,917,752      13,181,107
                                                ----------------------------

MicroFinancial Inc. (NYSE: MFI), headquartered in Woburn, MA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986.


Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes,"
"anticipates," "expects," "views, " and similar expressions are intended to identify forward-looking statements. The Company cautions that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure that it will be able to anticipate or respond timely to changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's common stock. For a more complete description of the prominent risks and uncertainties inherent in the Company's business, see the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.